UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2009
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231
Latrobe, Pennsylvania		15650-0231
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 24, 2009, Kennametal Inc. (Kennametal or the Company) announced that it expected organic sales for its fourth fiscal quarter ended June 30, 2009 to be down by more than 40 percent from the same quarter of the prior year. At the same time, the Company also announced that it expected June 2009 quarter operating results, excluding charges related to restructuring, to be somewhat lower than the operating results for the March 2009 quarter, excluding charges related to restructuring and impairment.
The Company presently expects financial results for its fourth fiscal quarter ended June 30, 2009 to be in line with the aforementioned previously announced expectations and, therefore, expects to record a loss per diluted share (LPS), excluding restructuring and divestiture related charges, for the June 2009 quarter.
Despite the current global recession, recently, a number of traditional industry indicators point to potential market stabilization. The U.S. Purchasing Managers’ Index reached a low of 32.9 in December 2008 and has increased each month for six consecutive months to 44.8 as of June 2009. Historically, an index rating at or below 50 indicates a contraction in industrial activity. Another key index, the Industrial Production Index, is forecasted to grow beginning in September 2009 by Global Insight, a respected economic research organization, indicating that a recovery in general industrial manufacturing may start in the first quarter of calendar year 2010.
Although there have been recent indications of some stabilization in industrial activity, and certain signals point toward possible economic recovery, Kennametal believes that it will continue to experience the adverse effects of the global recession during the first part of the Company’s new fiscal year 2010 which began on July 1, 2009. As such, for the quarter ending September 30, 2009, Kennametal presently expects to record a loss per diluted share (LPS), excluding restructuring and divestiture related charges, that will be greater than the LPS for the quarter ended June 30, 2009, excluding restructuring and divestiture related charges. The principal reason for the expected change in LPS from the previous quarter is due to the difference in temporary cost savings from employee furloughs made in the June 2009 quarter and salary reductions placed into effect at the beginning of the September 2009 quarter. While there can be no assurance, Kennametal currently expects to see the effects of an economic recovery reflected in the Company’s results for the second half of its fiscal year 2010.

This Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. You can identify forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance or events. Forward-looking statements in this Form 8-K may concern, among other things, Kennametal’s expectations regarding our strategy, goals, plans and projections regarding our financial position, liquidity and capital resources, results of operations, market position, and product development, all of which are based on current expectations that involve inherent risks and uncertainties. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the recent downturn in our industry; a deepening or prolonged global economic recession; restructuring and related actions (including associated costs and anticipated benefits); compliance with our debt arrangements; availability and cost of the raw materials we use to manufacture our products; our ability to protect our intellectual property in foreign jurisdictions; our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability; energy costs; commodity prices; competition; integrating recent acquisitions, as well as any future acquisitions, and achieving the expected savings and synergies; business divestitures; demands on management resources; future terrorist attacks or acts of war; labor relations; demand for and market acceptance of new and existing products; and implementation of environmental remediation matters.
Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in the “Risk factors” section in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and in our other periodic filings with the Securities and Exchange Commission. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: July 8, 2009	By:	/s/ Wayne D. Moser
Wayne D. Moser
Vice President Finance and Corporate Controller